                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                              Commission Only
[x]  Definitive Proxy Statement               (as Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                  SCIOS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

[LOGO] SCIOS

                                  SCIOS INC.
                             820 WEST MAUDE AVENUE
                              SUNNYVALE, CA 94085

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 7, 2002
                                  10:00 A.M.

                               -----------------

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Scios Inc., a Delaware corporation (the "Company"), will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, at 10:00 a.m. on May 7, 2002, to consider and act upon the following matters:

   (1) To elect directors of the Company to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified.

   (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2002.

   (3) To act upon such other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 11, 2002 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            MATTHEW R. HOOPER
                                            SECRETARY

Sunnyvale, California
March 20, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ENCLOSED PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  SCIOS INC.
                             820 WEST MAUDE AVENUE
                          SUNNYVALE, CALIFORNIA 94085

                               -----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 2002

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Scios Inc., a Delaware corporation (the "Company" or "Scios"), for use at its Annual Meeting of Stockholders to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, at 10:00 a.m. on May 7, 2002, and at any adjournment or postponement of that meeting. The approximate mailing date for this Proxy Statement and the enclosed proxy is on or about April 1, 2002.

The Board of Directors has fixed the close of business on March 11, 2002 as the record date for the determination of stockholders entitled to vote at the Annual Meeting or any adjournment or postponement thereof. At that time, there were 46,083,490 shares of Common Stock issued and outstanding.

VOTING

Each share of Common Stock issued and outstanding on the record date is entitled to one vote. In the election of directors, the eight candidates receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting at which a quorum is present will be elected directors. With respect to the election of directors, where no vote is specified on a proxy, the votes represented by the proxy card will be cast, at the discretion of the proxies named therein, for all the candidates nominated by the Board. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of the other proposals properly submitted to the stockholders for their consideration. Properly executed, unrevoked proxies will be voted for each of the proposals unless a vote against a proposal or an abstention is indicated in the proxy.

The presence at the Annual Meeting in person or by proxy of a majority of the shares outstanding as of the record date will constitute a quorum. For quorum purposes, abstentions and "broker non-votes" (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the broker or nominee does not have discretionary authority to vote) are each included in the determination of the number of shares present and voting. Each matter is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for any purpose in determining whether a proposal has been approved.

REVOCABILITY OF PROXIES

Stockholders may revoke a proxy at any time before it is voted. It may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. It also may be revoked by attending the meeting and delivering an election to vote in person. Attendance at the meeting will not itself revoke a proxy.

SOLICITATION

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph, telefax or electronic communications. No additional compensation will be paid for any such services. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders by the Company. Copies of solicitation material will be furnished without charge to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

Please complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If your shares are held in "street name," only your bank or broker can vote your shares and only upon your specific instructions. Please contact the person responsible for your account and instruct him or her to vote the proxy card as soon as possible.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

COMPENSATION OF DIRECTORS--STANDARD ARRANGEMENTS

FEES. Directors who are not otherwise employed by the Company receive an annual retainer of $8,000 and a fee of $1,000 per day for attendance at meetings of the Board of Directors or committee meetings, and $500 for telephonic attendance at a Board or committee meeting. Directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

STOCK OPTIONS. Upon each annual election to the Board, each non-employee Director is automatically granted an option to purchase 10,000 shares of Common Stock. These options are currently granted under the Company's 1992 Equity Incentive Plan (the "Equity Plan"), which contains provisions for automatic grants to non-employee Directors and was approved by stockholders in 1992. Only non-employee Directors of the Company are eligible to receive options under the applicable provisions of the Equity Plan. Messrs. Armacost, Kirk, Rice, Sobel, Step, Sanders and Snyder have each received option grants as a Director.

CHAIRMAN OF THE BOARD

On May 8, 2001, Dr. Donald B. Rice was re-elected Chairman of the Board, a nonexecutive position. For serving in this role, the Board has set additional cash compensation of $15,000 per quarter and an annual supplemental stock option to purchase 30,000 shares of the Company's Common Stock at the current market price on the day of grant.

OFFICE OF THE CHAIRMAN. In January 2002, in response to the planned medical leave of the Company's Chief Executive Officer, Richard Brewer, the Board of Directors established the Office of the Chairman consisting of the Chairman of the Board, Dr. Donald B. Rice, and the Company's Corporate Management Committee ("CMC"). During Mr. Brewer's medical absence in February and March, Dr. Rice is overseeing the CMC's management of the Company. As compensation for his expanded role in leading the Office of the Chairman, Dr. Rice is receiving compensation of $6,000 per week in addition to his normal compensation for acting as Chairman of the Board.

INFORMATION ON MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS. During 2001, there were eight meetings of the Board of Directors. In 2001, all Directors attended at least 75% of the meetings of the Board and Committees of the Board of which they were members except that Mr. Armacost attended 25% of the Audit Committee meetings.

AUDIT COMMITTEE. The Audit Committee consists of four Directors: Messrs. Step (Chairman), Armacost, Kirk and Sobel. The Audit Committee met four times in 2001. Among the committee's functions are recommending engagement of the Company's independent accountants, approving services performed by such auditors, and reviewing and evaluating the Company's accounting systems and its system of internal accounting controls. Each member of the Audit Committee is "independent" as required by the listing requirements of The Nasdaq Stock Market. For additional information regarding the Audit Committee, refer to the Audit Committee Report.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE. The Management Development and Compensation Committee consists of four non-employee Directors: Messrs. Armacost (Chairman), Rice, Sanders and Step. This committee met four times during 2001. Among the committee's functions are establishing the Company's compensation programs for all employees, fixing the compensation levels of executive officers of the Company, and administering and making awards under the Company's incentive programs.

NOMINATING COMMITTEE.  The Nominating Committee consists of three non-employee
Directors: Messrs. Sanders (Chairman), Rice and Snyder. This committee met one time in 2001. Among the committee's functions are recommending nominees to serve on the Board of Directors, recommending the size and composition of the Board based on studies conducted by the committee, making recommendations to the Board regarding stockholders' comments as to composition of the Board, making recommendations concerning membership of Board committees and Board and committee fees, and consulting with the Board of Directors and management to determine criteria for nominations. The Nominating Committee will consider nominees recommended by stockholders.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at March 2, 2002, by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) each Director, (iii) each of the executive officers named in the Summary Compensation Table included herein and (iv) all Directors and executive officers of the Company as a group. "Approximate Percent of Class" is based on 46,083,490 shares of the Company's Common Stock outstanding on March 11, 2002.

                                                       BENEFICIAL OWNERSHIP(1)
                                                       -----------------------
                                                       BENEFICIALLY APPROXIMATE
NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5%                    OWNED     PERCENT
STOCKHOLDERS(2)                                           SHARES(5)    OF CLASS
---------------                                        ------------ -----------
Capital Research and Management Company(3)............  5,811,900      12.6%
Putnam Investments, LLC(4)............................  4,586,769      10.0%
SMALLCAP World Fund, Inc.(3)..........................  2,500,000       5.4%
Samuel H. Armacost....................................     84,166         *
Richard B. Brewer.....................................    453,498         *
Randal J. Kirk(6).....................................  1,019,166       2.2%
Donald B. Rice, Ph.D..................................    136,582         *
Charles A. Sanders, M.D...............................     57,499         *
Solomon H. Snyder, M.D................................     68,332         *
Burton E. Sobel, M.D..................................     59,166         *
Eugene L. Step........................................     68,499         *
David W. Gryska.......................................    144,640         *
George F. Schreiner, M.D..............................    241,566         *
Darlene P. Horton, M.D................................     73,375         *
Thomas L. Feldman.....................................    129,004         *
All executive officers and Directors as a group (16
  persons)............................................  2,651,751       5.8%

--------
 *  less than 1%
(1) Unless otherwise indicated below and subject to community property laws, the Company believes that each stockholder has sole voting and investment power with respect to the shares beneficially owned, based on information furnished by such owners.
(2) The address of each of the Directors and executive officers included in the table is c/o Scios Inc., 820 West Maude Avenue, Sunnyvale, CA 94085.
(3) All information regarding Capital Research and Management Company and SMALLCAP World Fund, Inc. is based on a Schedule 13G, as amended, filed by Capital Research and Management Company and SMALLCAP World Fund, Inc. on February 11, 2002. According to this Schedule 13G, Capital Research and Management Company is the beneficial owner of 5,811,900 shares with no voting power and sole dispositive power with respect to such shares, and SMALLCAP World Fund, Inc., which is advised by Capital Research and Management Company, is the beneficial owner of 2,500,000 shares with sole voting power and no dispositive power with respect to such shares. The address for both Capital Research and Management Company and SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, CA 90071.
(4) All information regarding Marsh & McLennan Companies, Inc. and its affiliates is based on a Schedule 13G, as amended, filed by Marsh & McLennan Companies, Inc. and its affiliates on February 15, 2002. According to this Schedule 13G, Putnam Investments, LLC., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., is the beneficial owner of 4,586,769 shares as a result of wholly owning two registered investment advisors:
    Putnam Investment Management, LLC., which is the investment advisor to the Putnam family of mutual funds, and the Putnam Advisory Company, LLC., which is the investment advisor to Putnam's institutional clients. Both Putnam Investment Management, LLC., with 3,942,328 shares beneficially owned, and Putnam Advisory Company, LLC., with 644,441 shares beneficially owned, have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and the Putnam Advisory Company, LLC. has shared voting power over 425,675 shares held by the institutional clients. Putnam Investments, LLC. has shared dispositive power over 4,586,769 shares and shared voting power over 425,675 of the shares held by Putnam Advisory Company, LLC. The address for Marsh &McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036. The address for Putnam Investments, LLC., Putnam Investment Management, LLC., and Putnam Advisory Company, LLC. is One Post Office Square, Boston, Massachusetts 02109.

(5) For Mr. Armacost, Mr. Brewer, Mr. Kirk, Dr. Rice, Dr. Sanders, Dr. Snyder, Dr. Sobel, Mr. Step, Mr. Gryska, Dr. Schreiner, Dr. Horton, Mr. Feldman and all officers and directors as a group, includes 59,166, 447,498, 19,166, 101,582, 57,499, 48,332, 59,166, 67,499, 110,581, 196,566, 72,894, 114,914,
    and 1,470,324 shares, respectively, issuable upon exercise of outstanding options exercisable within sixty days of March 2, 2002.
(6) Includes 481,377 shares reported to be beneficially owned by RJK, L.L.C., 276,907 shares reported to be beneficially owned by Kirkfield L.L.C., and 241,716 shares reported to be beneficially owned by the R.J. Kirk Trust under Declaration of Trust dated March 29, 2000.

There are no family relationships between any of the Directors or executive officers of the Company. The Company is not aware of any material proceeding to which any Director or executive officer of the Company or any associate of any such Director or executive officer is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and holders of more than ten percent (10%) of the Company's Common Stock ("10% Holders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the fiscal year ended December 31, 2001, its Directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements, except that: (i) a Form 4 for the sale of an aggregate of 100,000 shares of common stock was filed late by Mr. Brewer, (ii) a Form 4 for the exercise of stock options and the concurrent sale of 10,000 shares of common stock was filed late by George Jue, our Controller, and (iii) Form 3s were filed late for Michael Crockett, our Director of Product Management and Drug Development, and Jane Moffitt, our Vice President, Regulatory Affairs. In making this statement, the Company has relied upon the written representations of its Directors, executive officers and certain other reporting persons.

                          AUDIT COMMITTEE REPORT/(1)/

The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the accountants their independence from the Company. The Audit Committee has also considered whether the independent accountant's provision of information technology services and other non-audit services to the Company is compatible with maintaining the accountant's independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Submitted on March 8, 2002 by the members of the Audit Committee of the Company's Board of Directors.

                                          AUDIT COMMITTEE

                                          Eugene L. Step, Chairman
                                          Samuel H. Armacost
                                          Randal J. Kirk
                                          Burton F. Sobel, M.D.



--------
(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

        FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT/(1)/

The fees paid to PricewaterhouseCoopers LLP, the Company's independent auditor, during the 2001 fiscal year are as follows:

                                                                      FEES PAID
                                                                      ---------
Audit Fees(2)........................................................ $116,900
Financial Information Systems Design and Implementation Fees......... $      0
All Other Fees(3).................................................... $237,835

--------
(1) The Audit Committee has determined that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditor's independence.
(2) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements related to the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year.
(3) Consists primarily of fees associated with the preparation of the Company's tax return, the Company's common stock offering in June 2001, special billings for accountant consultations and other tax-related activities.

                            EXECUTIVE COMPENSATION

The following table discloses compensation received by the Company's Chief Executive Officer and each of its four other most highly compensated executive officers at December 31, 2001 for the fiscal years ended December 31, 2001, 2000 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                       ANNUAL COMPENSATION       COMPENSATION AWARDS
                                   -------------------------    ---------------------
                                                                           SECURITIES
                                                                RESTRICTED UNDERLYING
                                                                  STOCK      STOCK     ALL OTHER
                                                     BONUS        AWARDS    OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR SALARY($)    (1)($)       (2)($)      (#)        (3)($)
---------------------------        ---- ---------   --------    ---------- ---------- ------------
RICHARD B. BREWER................. 2001 $460,000    $400,000           --   100,000     $ 3,000
President and Chief                2000 $400,000    $400,000           --        --     $ 6,077
Executive Officer                  1999 $400,000    $200,000           --   200,000     $ 4,538

DAVID W. GRYSKA................... 2001 $255,000    $145,000           --    35,000     $ 3,000
Senior Vice President, Finance and 2000 $232,336    $100,000           --   100,000     $ 3,750
Chief Financial Officer            1999 $195,000    $ 60,000     $152,460        --     $ 3,000

GEORGE F. SCHREINER, M.D.......... 2001 $250,000    $645,000(4)        --    30,000     $49,780(5)
Vice President, Research and       2000 $207,291(4) $100,000     $311,000   110,000     $34,443(5)
Chief Scientific Officer           1999 $187,500    $ 25,000           --    50,000     $39,803(5)

DARLENE HORTON, M.D............... 2001 $225,000    $280,000           --    20,000     $19,667(6)
Vice President,                    2000 $175,327    $123,000           --    60,000     $24,052(6)
Medical Affairs                    1999 $140,000    $ 20,000           --    40,000     $ 8,913

THOMAS FELDMAN.................... 2001 $199,680    $110,500           --    25,000     $67,157(7)
Vice President,                    2000 $192,000    $ 60,000           --    15,000     $58,000(7)
Sales and Marketing                1999 $192,000    $ 25,000           --    20,000     $58,000(7)

--------
(1) Bonus amounts represent the value of awards under the Company's Employee Incentive Plan. Awards to executive officers under this plan are determined annually by the Management Development and Compensation Committee. The 1999 bonus to Mr. Brewer was the minimum provided for in his employment agreement. In addition, the 1999 amount for Mr. Gryska includes a $5,000 award under the Company's Spot Bonus Award program.
(2) On September 9, 1998, Mr. Brewer received 100,000 shares of Common Stock valued on the grant date at $5.96875 per share upon becoming President and Chief Executive Officer. One-half of the shares vested on September 9, 1999, the first anniversary of his employment, triggering an income tax withholding obligation of $73,206.25 which was paid by Mr. Brewer. One-half of the shares vested on September 9, 2000, the second anniversary of his employment, with a similar tax obligation paid at that time by Mr. Brewer using the proceeds of a one-year loan of $179,466 from the Company that bore interest at the rate of 6.30% and was repaid in full in 2001. The aggregate value of such shares on December 31, 2001 was $2,377,000. Mr. Gryska received 40,000 shares of Common Stock on August 8, 1999, valued on the grant date at $3.8125 per share. One-fourth of such shares vested on August 9, 2000, and the remaining shares will vest on August 9, 2002. The aggregate value of such shares on December 31, 2001 was $950,800. In August 2000, Dr. Schreiner received 40,000 shares of Common Stock valued on the grant date at $7.75 per share that vested on February 3, 2001, triggering an income tax withholding obligation paid at that time by Dr. Schreiner using the proceeds of a one-year loan of $280,041 from the Company that bore interest at the rate of 5.18%. In February 2002, the Company extended the maturity date of the loan to February 28, 2003. The aggregate value of such shares on December 31, 2001 was $950,800. No dividends will be paid by the Company with respect to the restricted stock awards.
(3) Consists of Company matching contributions under the 401(k) Profit Sharing Plan and Trust, which was established in 1986, and unused vacation time redeemed for cash (Mr. Brewer, $1,538 in 1999 and $3,077 in 2000; Mr. Gryska, $750 in 2000; Dr. Schreiner, $695 in 1999 and $1,442 in 2000; Dr.
    Horton, $5,913 in 1999 and $4,385 in 2000; and Mr. Feldman, $9,157 in
    2001). Under the 401(k) Plan, each year the Company has made matching contributions of 100% of participant contributions, up to a maximum of $3,000 per participant per plan year. Employee contributions are at all times 100% vested. The Company's contributions vest based on years of service: 0% for less than one year; 25% for one but less than two years; 50% for two but less than three years; and 100% for three or more years. Federal tax laws impose an overall limit on the amount that may be contributed by participants each year under 401(k) plans.
(4) Dr. Schreiner was promoted to Vice President, Research and Chief Scientific Officer in August 2000 at an annual salary of $235,000, and, at the time of his promotion, the Company agreed to make a one-time cash award of $500,000 which was paid to him in 2001.
(5) Includes loan forgiveness of $36,108 in 1999, $30,000 in 2000, $30,000 in
    2001 and under a loan extended to Dr. Schreiner when he joined the Company which replaced a loan extended by his former employer. For 2001, this total also includes $16,780 paid by the Company for expenses and taxes on improvements to his personal residence relating to the installation of a high-speed computer access telephone connection.
(6) Includes loan forgiveness of $16,667 in each of 2000 and 2001 under a housing assistance loan extended to Dr. Horton in 1999.
(7) Includes loan forgiveness of $55,000 in each of 1999, 2000 and 2001 under a housing assistance loan extended to Mr. Feldman in 1995.

                       STOCK OPTION GRANTS AND EXERCISES

In the Company's efforts to recruit the best available talent in a competitive labor market, the Company grants stock options to provide equity incentives. The Company currently grants stock options under the 1992 Equity Incentive Plan and the 1996 Non-Officer Stock Option Plan.

The following table provides certain information on stock options granted to the executive officers named in the Summary Compensation Table, in the fiscal year ended December 31, 2001. The Company did not grant any stock appreciation rights in the fiscal year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                             ASSUMED ANNUAL RATES OF
                                                                          STOCK PRICE APPRECIATION FOR
                                           INDIVIDUAL GRANTS                     OPTION TERM(1)
                              ------------------------------------------- -----------------------------
                                NO. OF   % OF TOTAL
                              SECURITIES   OPTIONS
                              UNDERLYING GRANTED TO  EXERCISE
                               OPTIONS    EMPLOYEES   OR BASE
                               GRANTED       IN        PRICE   EXPIRATION
NAME                            (2)(#)   FISCAL YEAR ($/SH)(2)    DATE         5%($)          10%($)
----                          ---------- ----------- --------- ----------  -------------    ----------
R. Brewer....................  100,000       2.7%     $20.37    2/05/11      $1,014,895    $2,024,593
D. Gryska....................   35,000       0.9%     $20.37    2/05/11      $  364,663    $  708,607
G. Schreiner.................   30,000       0.8%     $20.37    2/05/11      $  312,569    $  607,378
D. Horton....................   20,000       0.5%     $20.37    2/05/11      $  208,379    $  404,919
T. Feldman...................   25,000       0.7%     $20.37    2/05/11      $  260,474    $  506,148

--------
(1) The potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the ten-year option term. The numbers are calculated based on requirements promulgated by the Securities and Exchange Commission, which did not reflect the Company's estimate of future stock price growth.
(2) See "MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT" for additional information on these stock options. All grants in this table were made pursuant to the 1992 Equity Incentive Plan. All options are granted at fair market value on the date of grant. All options vest in equal monthly installments over 48 months from the date of grant.

The following table sets forth certain information with respect to options exercised and options held at December 31, 2001 by the executive officers named in the Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                            NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED,
                                             UNEXERCISED OPTIONS AT FY-END     IN-THE-MONEY OPTIONS AT FY-END
                                            ------------------------------- -------------------------------------
                      SHARES
                    ACQUIRED ON    VALUE
NAME                EXERCISE(#) REALIZED($) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE(1)($) UNEXERCISABLE(1)($)
----                ----------- ----------- -------------- ---------------- ----------------- -------------------
R. Brewer..........       --           --      435,000         140,000         $7,664,763         $1,505,831
D. Gryska..........   21,500     $309,828       89,333         154,167         $1,125,947         $1,831,755
G. Schreiner.......       --           --      164,900         107,500         $1,537,341         $2,658,095
D. Horton..........   12,000     $275,723       43,938          78,542         $  602,363         $1,072,414
T. Feldman.........   51,250     $917,491      107,937          31,563         $  278,907         $1,610,601

--------
(1) Based on the amount, if any, by which the market value of the Company's Common Stock at December 31, 2001 ($23.77) exceeds the exercise price of the options.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

See "Management Development and Compensation Committee Report--Chief Executive Officer Compensation" for a description of Mr. Brewer's employment agreement.

In January 2000, the Company entered into individual agreements (the "Agreements") with Mr. Brewer and each of the Company's executive officers to provide certain severance payments and benefits if their employment terminates following a Change of Control (defined below). The Agreements are intended to encourage the Company's officers to remain with the Company.

The Agreements provide various severance benefits to such officers in the event their employment is terminated involuntarily (other than for cause (as defined in the Agreements), disability or death) or voluntarily for Good Reason (defined below), in either case within one year after a Change of Control (defined below). In general, a Change of Control will occur if on or prior to December 31, 2002, (i) any person acquires fifty percent (50%) or more of the voting power of the Company's stock, (ii) any person acquires twenty percent (20%) or more of the voting power of the Company's stock unless such acquisition is approved in advance by the Board, (iii) the individuals who comprised the Company's Board of Directors on January 11, 2000 cease to comprise a majority of the Board, (iv) a merger, consolidation or reorganization of the Company occurs and the Company's stockholders do not own at least fifty percent (50%) of the voting securities of the entity resulting from such merger, consolidation or reorganization, (v) fifty percent (50%) or more of the Company's assets are sold, assigned, leased or conveyed to any person other than a subsidiary, or (vi) there is a complete liquidation of the Company. The Agreements will automatically expire if a Change of Control has not occurred by December 31, 2002, unless extended by the Board for up to one additional year. In general, Good Reason means (a) relocation of the Company's executive offices by more than 40 miles, (b) assignment of duties inconsistent with the officer's position or substantial adverse alteration in the officer's responsibilities from those in effect before the Change of Control, or (c) reduction in the officer's total annual cash salary and bonus opportunity.

The Agreements provide for the following severance benefits to each officer:
(i) a lump sum payment based on a multiple of his or her annualized cash compensation, including target bonus, (ii) continuation of the health care benefits that were being provided by the Company to such officer and his or her family immediately prior to termination, and (iii) outplacement services at the Company's expense (up to a maximum of $10,000). Each of the Agreements is substantially identical, except that the severance compensation multiple for Mr. Brewer is 2.25x and the multiple for the other officers is 1.5x, and the continuation of health care benefits is for twenty-four (24) months for Mr. Brewer and eighteen (18) months for the other officers. In addition, consistent with Mr. Brewer's Employment Agreement, his Agreement includes within the meaning of Good Reason a material change in the principal line of business of the Company without his concurrence, while the other Agreements do not. All benefits payable under the Agreements would be reduced to the extent necessary to preserve the ability of the Company to deduct the severance benefits paid and to prevent payments to any officer from exceeding the limit of Section 4999 of the Code applicable to "excess parachute payment" (as defined in Section 280G of the Code). The Agreements are not employment contracts and the Agreement with Mr. Brewer is intended to supplement his Employment Agreement only with respect to severance payments in the event of termination of employment following a Change of Control (as described above) and otherwise does not amend or modify his Employment Agreement.

Severance arrangements also are in effect for all other regular employees of the Company, conditional on involuntary termination or voluntary termination upon reductions in the compensation for such employees following a Change of Control, with the amount of severance benefits based on an employee's level with the Company.

         MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT/(1)/

The Management Development and Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines specific compensation policies and levels. In 2001, the Committee was composed of Mr. Armacost, Dr. Rice, Dr. Sanders and Mr. Step. None of these directors were officers or employees of the Company.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to link compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to build long-term stockholder value. Key elements of this philosophy are:

.. The Company pays competitively with leading biotechnology and other companies with which the Company competes for management or employee talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets its compensation parameters based on this review.

.. The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific business goals and to generate rewards that bring total compensation to competitive levels.

.. The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and strategic opportunities as owners as well as employees.

The primary components of executive compensation are base salary, annual incentives and long-term equity incentives. Over the last five years, the Committee has granted a salary increase to the CEO only in 2001 and has only granted relatively modest salary increases over the last four years to other executives. These actions reflect the Committee's intent to lower the relative percentage of fixed compensation and increase the relative percentage of performance-based compensation.

The Committee's objective in general is to set each component of executive compensation at the market average when compared to a nationwide survey of the biotechnology industry, or the comparator group. In 2001, the comparator group contained approximately 300 companies. Many of the companies included in the Amex Biotechnology Index used in the Performance Graph included in this Proxy Statement are included in the comparator group.

BASE SALARY. The Committee annually reviews each executive officer's base salary against the base salaries paid for similar positions by companies within the comparator group. A range of salary levels is established by this comparison based on the survey's weighted average salary for comparable positions. Within this range, the Committee considers individual factors, including individual performance, level of responsibility, prior experience and breadth of knowledge, as well as competitive pay practices and the extent to which the Company achieved its corporate objectives described in the section below entitled Annual Incentive. From year to year, the relative weighting of the individual components and the corporate performance component may differ from officer to officer, and can be expected to change over time in response to the Company's evolution.

ANNUAL INCENTIVE. The Employee Incentive Plan, an annual award plan, offers variable pay for officers and other employees of the Company based on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers and key employees. The Company objectives consist of operating, strategic and financial

--------
(1) The material in this report and the Performance Graph is not "soliciting material," is not deemed "filed" under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

goals that are considered to be critical to the Company's long-term goal of building stockholder value. Individual performance objectives vary by individual and include both quantitative factors like attainment of specific goals and qualitative factors such as leadership and overall contribution.

After the end of the year, the Committee evaluates the degree to which the Company has met its objectives and, at the discretion of the Committee, establishes a total incentive award pool under the Employee Incentive Plan. Individual awards are determined by evaluating the Company's overall performance and by evaluating each participant's performance against objectives for the year. The incentive award pool is then allocated based on that assessment. Awards are paid in cash and distributions are made in February following the performance year.

The annual performance objectives established for 2001 included:

.. FDA approval and successful commercial launch of Natrecor(R); execution of a license and collaboration agreement with a suitable partner for launch of Natrecor(R) in Europe; initiation of additional clinical studies on Natrecor(R), including an investigation of the drug for serial infusion in the outpatient setting; and the achievement of targeted year-end Natrecor revenues;

.. Completion of phase I trials on SCIO-469, a p38 kinase inhibitor, and filing of an Investigational New Drug Application for SCIO-469;

.. From the company's research and development pipeline of small molecules, the advancement of a new molecule from discovery to development; and

.. Achievement of financial goals for operating expenses and year end cash position, including successful completion of a secondary offering.

The Company also has a Spot Bonus Award program under which it provides modest immediate cash awards to recognize outstanding performance by employees at any level of the Company.

LONG-TERM INCENTIVE. The Company's long-term incentive program for officers consists of the 1983 Incentive Stock Option Plan which expired March 5, 1993, the 1986 Supplemental Stock Option Plan which expired January 16, 1996, and the 1992 Equity Incentive Plan. The option program utilizes vesting periods which are generally four years to encourage key employees to continue in the employ of the Company and to look to achieve the Company's long-term strategic goals. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Annually, the Committee reviews the equity incentives of executive officers and may make additional option grants to remain competitive with the comparator group and maintain appropriate long-term incentives for key individuals. All option grants have been made at or above 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term. The Company has also made restricted stock grants that vest over time to Mr. Brewer, Mr. Gryska and Dr. Schreiner as described under "EXECUTIVE COMPENSATION." The size of option grants and restricted stock grants generally is determined based on competitive practices at companies in the comparator group and the Company's philosophy of significantly linking executive compensation with stockholder interests. In addition, the Committee considers the terms and number of options previously awarded in determining the size of option grants. The Committee believes the approach of making grants that vest over an extended time period creates an appropriate focus on longer-term objectives and promotes executive retention.

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's CEO and to each of the other four most highly compensated executive officers. The Company intends that the long-term incentive compensation paid to these executives will be deductible by the Company under Section 162(m). In 1998, the Board and stockholders approved amendments to the 1992 Equity Incentive Plan intended to meet the requirements of Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

Richard B. Brewer became the Company's President and Chief Executive Officer in September 1998. Pursuant to his employment agreement with the Company, Mr. Brewer's base salary was $400,000 per annum, subject to annual increases by the Board. Mr. Brewer is also eligible to receive a cash bonus, at the Board's discretion, which bonus will equal 50% of his base salary if he meets defined performance criteria and up to a maximum of 100% of his base salary if his performance substantially exceeds the targeted level; subject to guaranteed minimum levels of $50,000 in 1998, $200,000 in 1999 and $100,000 in 2000. The
employment agreement contains no guaranteed minimum bonus levels for subsequent years. The

Compensation Committee established Mr. Brewer's compensation package for 2001 based on the general factors discussed above and upon an evaluation of the compensation paid to Chief Executive Officers at comparable companies. Mr. Brewer also received the stock option grants and restricted stock grant as described under "EXECUTIVE COMPENSATION." In 2001, the key factors considered in determining Mr. Brewer's bonus and stock option grants were FDA approval of Natrecor(R), the successful launch of Natrecor(R), the completion of phase I trials on SCIO-469 and the achievement of certain other financial, operating and strategic goals. The Committee believes Mr. Brewer's compensation is consistent with the special demands of the position, the compensation of chief executive officers in the comparator group and in accord with the compensation philosophy articulated above. See "COMPENSATION PHILOSOPHY--ANNUAL INCENTIVE" and "COMPENSATION PHILOSOPHY--LONG-TERM INCENTIVE" above.

CONCLUSION

In summary, the Compensation Committee believes that, through the plans and actions described above, a significant portion of the Company's compensation program and, in particular, the program for executive officers, is contingent on Company performance, and that the realization of benefits is closely linked to achievement of key corporate objectives that will produce increases in long-term stockholder value. The Company remains committed to this philosophy of performance-based compensation, recognizing that the Company is still in a developmental stage and that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for any particular time period. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the Company's business environment.

                                          MANAGEMENT DEVELOPMENT
                                          AND COMPENSATION COMMITTEE

                                          Samuel H. Armacost, Chairman
                                          Donald B. Rice, Ph.D.
                                          Charles A. Sanders, M.D.
                                          Eugene L. Step

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Armacost, Rice, Sanders and Step are members of the Compensation Committee. No executive officer of the Company served in 2001 as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers who served in 2001 on the Board or as a member of the Company's Compensation Committee.

                               PERFORMANCE GRAPH

The rules of the Securities and Exchange Commission require that the Company include in this Proxy Statement a line-graph presentation comparing five-year stockholder returns on an indexed basis. The Company has elected to use the Russell 2000 Index and the Amex Biotechnology Index for the purpose of the performance comparison that appears below. The graph assumes the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Amex Biotechnology Index on December 31, 1996. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG SCIOS INC., THE RUSSELL 2000 INDEX
                         AND AMEX BIOTECHNOLOGY INDEX

                               [PERFORMANCE GRAPH]

                   12/31/96  12/31/97  12/31/98   12/31/99   12/31/00   12/31/01
SCIOS INC.         100.00    162.85    168.96      68.20     375.58     387.10
RUSSELL 2000       100.00    122.36    119.25     144.60     104.23     143.71
AMEX BIOTECH       100.00    108.50    192.64     460.58     538.05     432.75

* $100 invested on 12/31/96 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.


                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

In February 2001, the Company extended a loan of $280,041 bearing interest at the rate of 5.18% per annum to Dr. Schreiner which he used to pay withholding taxes due in connection with the satisfaction of the vesting requirement as to 40,000 shares of Company stock under the restricted stock award made to Dr. Schreiner in August 2000. In February 2002, the Company extended the loan maturity date by one year to February 28, 2003.

In January 2001, the Company extended a loan of $150,000 to Matthew Hooper, our Vice President and General Counsel, in connection with his purchase of a residence. Under the terms of the loan, principal will be repaid in five annual installments beginning January 2002; however, principal and accrued interest will be forgiven over five years of continuous employment by the Company. The loan is secured by a deed of trust on Mr. Hooper's residence. As of December 31, 2001, the loan had a principal balance of $150,000.

In October 2000, the Company extended a loan of $179,466 bearing interest at the rate of 6.30% per annum to Mr. Brewer which he used to pay withholding taxes due in connection with the satisfaction of the vesting requirement as to 50,000 shares of Company stock under the restricted stock award made to Mr. Brewer in connection with recruiting him to the Company in 1998. Mr. Brewer repaid the loan in full in 2001.

In July 1999, the Company extended a loan of $50,000 to Dr. Horton in connection with her purchase of a residence. Under the terms of the loan, principal and accrued interest will be forgiven over three years of continuous employment by the Company. The loan is secured by a deed of trust on Dr. Horton's residence. In each of 2000 and 2001, the Company forgave $16,667 of loan principal. As of December 31, 2001, the loan had a principal balance of $16,666.

In 1997, Dr. Schreiner received a loan of $150,000 at the time that he joined the Company to replace a relocation loan extended by his previous employer. Under the terms of the loan, principal and accrued interest was forgiven over four years of continuous employment by the Company. Forgiveness of the final installment under the loan occurred in January 2001, and no balance is outstanding.

In August 1995, the Company extended a loan of $275,000 to Mr. Feldman in connection with his purchase of a residence. Under the terms of the loan, principal and accrued interest will be forgiven over five years of continuous employment by the Company from January 1, 1996 through January 1, 2001. The loan was secured by a deed of trust on Mr. Feldman's residence. Forgiveness of the final installment of $55,000 under the loan occurred in January 2001, and no balance is outstanding.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

A Board of eight (8) Directors will be elected at the Annual Meeting. The term of office of each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees of the Board of Directors named below, all of whom are presently Directors of the Company. The candidates receiving a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote will be elected. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If any nominee for any reason is unable or declines to serve, the proxies will be voted for any substitute nominee who shall be designated by the present Board of Directors to fill the vacancy. Stockholders who desire to nominate persons for election to the Board must comply with the advance notice procedures specified in the Company's Bylaws.

The following is information regarding the nominees, including information furnished by them as to their principal occupation for the preceding five-year period, certain directorships and their ages as of January 31, 2002.

                                                                DIRECTOR
NAME                                                        AGE  SINCE
----                                                        --- --------
Samuel H. Armacost......................................... 62    1995
Richard B. Brewer.......................................... 50    1998
Randal J. Kirk............................................. 47    2000
Donald B. Rice, Ph.D....................................... 62    1997
Charles A. Sanders, M.D.................................... 69    1997
Solomon H. Snyder, M.D..................................... 63    1992
Burton E. Sobel, M.D....................................... 64    1996
Eugene L. Step............................................. 72    1993

SAMUEL H. ARMACOST has served on our Board of Directors since 1995. Since July 1998, Mr. Armacost has been Chairman of the Board of Directors of SRI International. From 1990 to 1998, he was a Managing Director of Weiss, Peck & Greer, LLC, an investment firm. He was a Managing Director of Merrill Lynch Capital Markets from 1987 to 1990, and was President, Chief Executive Officer and a director of BankAmerica Corporation from 1981 to 1986. Mr. Armacost is a member of the board of directors of Chevron Corporation and Exponent, Inc., a science and engineering consulting company. In addition, Mr. Armacost is on the board of directors of the James Irvine Foundation and the Advisory Board of the California Academy of Sciences, and he is a member of the International Advisory Group for Toshiba Corporation and The Business Council.

RICHARD B. BREWER joined us in September 1998 as President, Chief Executive Officer and Director. From February 1996 to June 1998, he served as the Executive Vice President of Operations and then as Chief Operating Officer of Heartport, Inc., a medical device company. From 1984 to 1995, Mr. Brewer served in various capacities for Genentech Europe Ltd., Genentech Canada, Inc. and Genentech, Inc., most recently as Senior Vice President, U.S. Sales and Marketing. Mr. Brewer received a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

RANDAL J. KIRK has served on our Board of Directors since February 2000. He has served as a Managing Director of Third Security, LLC, a financial services firm, since March 1999. Additionally, Mr. Kirk currently serves in a number of capacities, including the following: Chairman of New River Pharmaceuticals Inc., a developmental pharmaceutical company, since August 1996; Chairman of Clinical Chemistry Holdings, Inc., a clinical laboratory management company, since October 1999; Manager of New River Management Company, LLC, an investment holding company, since June 1996; and Chairman of Biological & Popular Culture Inc., an internet automation service provider, since October 1999. He also serves on the board of directors of Radford University Foundation, Inc., since September 1998. Previously, Mr. Kirk served as the Chairman of General Injectables & Vaccines, Inc., a pharmaceutical distributor, between 1994 and December 1998, and as the Chairman and Chief Executive Officer of GIV Holdings, Inc., a holding company, between August 1996 and December 1998.

DONALD B. RICE, PH.D., has served on our Board of Directors since 1997 and was elected our Chairman of the Board in November 1998. Since March 1997, Dr. Rice has served as the President, Chief Executive Officer and director of Agensys, Inc., a private biopharmaceutical company, where he currently serves as Chairman of the Board. Previously, he served Teledyne, Inc., as President, Chief Operating Officer and a director from 1993 to August 1996, the U.S. Department of Defense as Secretary of the Air Force from 1989 to 1993, and The RAND Corporation as President and Chief Executive Officer from 1972 to 1989. He was also Assistant Director of the Office of Management and Budget, The White House. Dr. Rice is a member of the board of directors of Wells Fargo & Company, Vulcan Materials Company, Unocal Corporation and Amgen, Inc.

CHARLES A. SANDERS, M.D., has served on our Board of Directors since 1997. He served as Chief Executive Officer of Glaxo Inc. from 1989 to 1994, and was Chairman of its board of directors from 1992 to 1995. He also served on the board of directors of Glaxo plc. Previously, he held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of its board of directors. Dr. Sanders is a member of the board of directors of Genaera Corporation, a biopharmaceutical company, Vertex Pharmaceuticals Incorporated, Edgewater Technologies, an internet consulting company, Kendle International Inc., a contract research organization, Trimeris, Inc., a drug discovery company, Pharmacopeia Inc., a drug discovery company, Genentech, Inc., Cephalon, Inc., a pharmaceutical company, and Biopure Corporation, a pharmaceutical company.

SOLOMON H. SNYDER, M.D., has served on our Board of Directors since 1992. Dr. Snyder is Director of the Department of Neuroscience and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences and Psychiatry at The Johns Hopkins University, where he has been a faculty member since 1966. Dr. Snyder received the Albert Lasker Award for Basic Biomedical Research and Honorary Doctor of Science degrees from Northwestern University, Georgetown University, Ben Gurion University, Albany Medical College and the Technion University of Israel. Dr. Snyder received the Wolf Award in Medicine from the government of Israel for research relating to receptors. Dr. Snyder is a member of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences, and of the American Philosophical Society. Dr. Snyder is also the author of numerous articles and several books. Dr. Snyder is a founder and a director of Guilford Pharmaceuticals Inc.

BURTON E. SOBEL, M.D., has served on our Board of Directors since 1996. Dr. Sobel is Physician-in-Chief, E.L. Amidon Professor and Chair of the Department of Medicine at The University of Vermont College of Medicine since 1994. From 1973 to 1994, Dr. Sobel was Professor of Medicine at Barnes Hospital, Washington University and Director of its Cardiovascular Division. Dr. Sobel has been a consultant to and served on scientific advisory boards of several pharmaceutical and biotechnology companies, served as a director of Squibb Corporation from 1986 to 1989 and is also a member of the Board of Directors of Fletcher Allen Healthcare. Dr. Sobel has been the recipient of numerous awards, including the American Heart Association's James B. Herrick Award and its Scientific Council's Distinguished Achievement Award, as well as the American College of Cardiology's Distinguished Scientist Award. Dr. Sobel has been the editor of CIRCULATION and, since 1989, has served as editor of CORONARY ARTERY DISEASE. His memberships and fellowships include the American College of Physicians, Royal Society of Medicine, American Heart Association, American College of Cardiology and Fellowship and Council membership in the American Association for the Advancement of Science.

EUGENE L. STEP has served on our Board of Directors since 1993. From 1956 until he retired in 1992, Mr. Step was employed by Eli Lilly and Company, most recently as Executive Vice President, President of the Pharmaceutical Division, where he was responsible for U.S. pharmaceutical operations and for the operations of Eli Lilly International. In addition, Mr. Step served on Eli Lilly's board of directors and Executive Committee. Mr. Step was Chairman of the Board of Directors of the Pharmaceutical Manufacturers Association and President of the International Federation of Pharmaceutical Manufacturers Associations. He is a member of the board of directors of Cell Genesys, Inc., a biopharmaceutical company, Guidant Corporation and Ceregen, Inc., a biopharmaceutical company.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        A VOTE FOR ALL EIGHT NOMINEES.

                                  PROPOSAL 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors of the Company appointed PricewaterhouseCoopers LLP to be the Company's independent accountants for the fiscal year ending December 31, 2002.

Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP with respect to the fiscal year ended December 31, 2001 included examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the SEC and consultations concerning various tax matters.

PricewaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's inception in 1982. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They do not expect to make a statement, but will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify this selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2002 will require the affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE FOR PROPOSAL 2.

OTHER MATTERS

The Board of Directors does not know of other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

                  STOCKHOLDER PROPOSALS--2003 ANNUAL MEETING

Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a director nomination or a proposal for inclusion in the proxy statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 2003 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later December 1, 2002. The applicable rules of the SEC impose certain limitations on the content of the proposals and also contain certain eligibility and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company's Common Stock for at least one year before the proposal is submitted).

                                          By Order of the Board of Directors


                                          MATTHEW R. HOOPER
                                          Secretary
March 20, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ENCLOSED PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

               SCIOS INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 2002

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

The undersigned hereby appoints Richard B. Brewer and Matthew R. Hooper, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Scios Inc., to be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025 on
May 7, 2002 at 10:00 a.m. and at any adjournment or postponement thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign, date and return this proxy in the envelope provided, which requires no postage if mailed in the United States.

            SEE REVERSE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

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

[GRAPHIC]

SCIOS INC.                                                   VOTE BY INTERNET - www.proxyvote.com
820 WEST MAUDE AVENUE
SUNNYVALE, CA 94085                                          Use the Internet to transmit your voting instructions
                                                             and for electronic delivery of information up until
                                                             11:59 P.M. Eastern Time the day before the cut-off date
                                                             or meeting date.  Have your proxy card in hand when you
                                                             access the web site.  You will be prompted to enter
                                                             your 12-digit Control Number which is located below to
                                                             obtain your records and to create an electronic voting
                                                             instruction form.

                                                             VOTE BY PHONE - Refer to (800) number located on voting
                                                             instruction card.
                                                             Use any touch-tone telephone to transmit your voting
                                                             instructions up until 11:59 P.M. Eastern Time the day
                                                             before the cut-off date or meeting date.  Have your
                                                             proxy card in hand when you call.  You will be prompted
                                                             to enter your 12-digit Control Number which is located
                                                             below and then follow the simple instructions the Vote
                                                             Voice provides you.

                                                             VOTE BY MAIL -
                                                             Mark, sign, and date your proxy card and return it in
                                                             the postage-paid envelope we have provided or return it
                                                             to Scios Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY
                                                             11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK
AS FOLLOWS:                                                       SCIOS1           KEEP THIS PORTION FOR YOUR RECORDS

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                                                                                  DETACH AND RETURN THIS PORTION ONLY
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                                THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


Scios Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSALS 1 AND 2.

1. Election of Directors.                                    For        Withhold   For All   To withhold authority to vote, mark
                                                             All        All        Except    "For All Except" and write the
NOMINEES:                                                                                    nominee's number on the line below.
(01) Samuel H. Armacost      (05) Charles A. Sanders         [_]        [_]          [_]
(02) Richard B. Brewer       (06) Solomon H. Snyder                                          -----------------------------
(03) Randal J. Kirk          (07) Burton E. Sobel
(04) Donald B. Rice          (08) Eugene L. Step

                                                                          For        Against      Abstain

2.  To ratify the selection of PricewaterhouseCoopers LLP as the          [_]        [_]          [_]
Company's independent accountants for fiscal 2002.

(Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


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Signature [PLEASE SIGN WITHIN BOX]             Date       Signature (Joint Owners)                      Date
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